EXHIBIT 99.1

MediaReady, Inc. Changes Name to China Logistics Group, Inc. to Reflect its New Business Focus, Effects a 1-40 reverse stock split

Company will now trade under the symbol “CHLO”

Ft. Lauderdale, FL, March 12, 2008 – (PRIME NEWSWIRE) – MediaReady, Inc., announced today it has changed its name to China Logistics Group, Inc.  China Logistics Group, Inc. operates two segments; international freight forwarder and logistics management and a supplier of broadband products, services and content.  The name change will be effective as of close of business on March 11, 2008.  As a result of the name change, the company's trading symbol on the OTC Bulletin Board will change to "CHLO" effective at market open on March 12, 2008 and the new CUSIP number for its common stock will be 39986A103.  Our common stock will trade on a post-split basis at market open on Wednesday, March 12, 2008.

At the close of business on March 11, 2008 every 40 shares of common stock outstanding immediately prior thereto will be equal to one share of common stock. No cash will be paid or distributed as a result of the reverse stock split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.  The split will be recorded on our stock transfer records in the form of book entry.  As such, following the name change and reverse split the share certificates representing the pre-split shares bearing the name "MediaREADY, Inc." will continue to be valid with the adjustment for the number of shares owned being made on our stock transfer records.  In the future, certificates representing post-split shares and the corporate new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent.

Management believes the new name more accurately reflects the company’s business operations today and on a going forward basis.  On December 31, 2007 the company acquired a 51% interest in Shandong Jiajia International Freight & Forwarding Co., Ltd.

Commenting on the name change V. Jeffrey Harrell, CEO of China Logistics Group, Inc. stated "The name change more accurately reflects our new business direction, focusing on the vast opportunity in China. We have laid the foundation for future growth with the Jiajia acquisition and we are pleased with the traction we are seeing since they have been a part of our company.  We believe 2008 will be a year of significant improvement in our operating results as we build the company to a profitable future.”

About China Logistics Group, Inc.

China Logistics Group, Inc. operates in two business segments; international freight forwarder and logistics management and a supplier of broadband products, services and content company.  As a freight forwarder and logistics management company, we act as an agent for international freight and shipping companies, selling cargo space and arranging land, maritime, and air international transportation for clients seeking to import or export goods from or into China.

Safe Harbor Statement

Statements contained herein, other than historical data, may constitute forward-looking statements. When used herein, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect our company’s future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our company’s actual results and financial position to differ materially from those included within the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

Mr. V. Jeffrey Harrell

China Logistics Group, Inc.

(954) 527-7780

Jharrell@mediareadyinc.com